UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 20, 2023
Date of Report (date of earliest event reported)

Ekso Bionics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-37854		99-0367049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

101 Glacier Point, Suite A	San Rafael	California	94901
(Address of Principal Executive Offices)			(Zip Code)
(510) 984-1761
Registrant's telephone number, including area code

Not Applicable
________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On April 25, 2023, Stanley Stern, a member of the board of directors (the “Board”) of Ekso Bionics Holdings, Inc. (the “Company”), notified the Company of his resignation from the Board, effective on April 26, 2023. In connection with Mr. Stern’s resignation from the Board, Mr. Stern’s unvested restricted stock units (“RSU”) previously granted to Mr. Stern under the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”) will be fully vested at the effectiveness of Mr. Stern’s resignation. The Company is not aware of any disagreement between Mr. Stern and the Company on any matter relating to the Company’s operations, policies or practices that resulted in Mr. Stern’s resignation.

Scott Davis, Chief Executive Officer of the Company and a member of the Board, commented on the retirement of Mr. Stern from the Board, “I would like to thank Stanley for his many years of valuable service to Ekso and its Board. We wish him the best in his future endeavors.”

Mr. Stern commented, “It has been a privilege to serve as a board member of Ekso Bionics. While I will no longer serve on the Board, I will continue to support the Company and its management in any way I can.”

Chief Executive Officer Bonus Increase

On April 25, 2023, the Board approved an increase in the potential bonus payout for Scott G. Davis, the Company’s Chief Executive Officer and a member of the Board, from 50% of his 2023 base salary to 75% of his 2023 base salary.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Restatement of Articles of Incorporation

On April 20, 2023, the Board approved the restatement of the Company’s articles of incorporation solely to withdraw the certificate of designations relating to the Company’s Series A Convertible Preferred Stock, no shares of which remain outstanding, and consolidate the existing articles of incorporation and the amendments thereto (such restatement, the “Restated Charter”). No other changes were made in the Restated Charter. The Company filed the Restated Charter with the Secretary of the State of Nevada on April 25, 2023.

The foregoing description of the Restated Charter is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Bylaws

On April 20, 2023, the Board of the Company adopted amended and restated bylaws (the “Amended and Restated Bylaws”), which became effective immediately.

Among other things, the Amended and Restated Bylaws address the universal proxy rules adopted by the U.S. Securities and Exchange Commission and update certain provisions related to the calling of stockholder and Board meetings.

The foregoing description of the Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Restated Articles of Incorporation of Ekso Bionics Holdings, Inc. dated April 25, 2023
3.2	Amended and Restated Bylaws of Ekso Bionics Holdings, Inc. dated April 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:    /s/ Jerome Wong
Name:    Jerome Wong
Title:    Chief Financial Officer

Dated: April 25, 2023